                                  NEWS RELEASE                        Exhibit 99

                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations
Release #01524                   (312) 444-4281     http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS 2002 SECOND QUARTER EARNINGS OF $.56 PER
SHARE.

(Chicago, July 15, 2002) Northern Trust Corporation reported net income per common share of $.56 for the second quarter, a decrease of 2% from the $.57 per share earned a year ago. Net income totaled $126.8 million, compared to $131.3 million reported in the second quarter of last year. This performance resulted in a return on average common equity of 18.57%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "The business environment remains very challenging given the significant and prolonged weakness in equity markets. Nevertheless, Northern achieved earnings of $.56 per share, just below the record results in last year's second quarter. We achieved this performance by aggressively managing expenses, which were up just 1% compared to last year. Revenues were essentially unchanged from last year, after adjusting for a $9.2 million nonrecurring gain in the prior year's second quarter. Trust assets under administration totaled $1.66 trillion, a decrease of less than 1% from a year ago, and assets under management fell a modest 4% to $327.4 billion. We continue to invest the necessary resources in our business and remain confident in our competitive position and focused strategy."

                      SECOND QUARTER PERFORMANCE HIGHLIGHTS

     Revenues of $563.6 million were flat relative to last year's second quarter, after adjusting for the $9.2 million nonrecurring gain on the sale of an 80% interest in Northern Trust's lockbox

                                     -more-
operations last year. Trust fees were $312.6 million in the quarter, down 2% compared to $317.7 million in the second quarter of last year. Trust fees represented 55% of total second quarter revenues and total fee-related income represented 71% of total revenues.

         Trust fees from Personal Financial Services (PFS) in the quarter decreased slightly and totaled $153.9 million compared to $154.7 million in the year-ago quarter. The decline in PFS trust fees primarily resulted from the weakness in the equity markets, partially offset by new business. Personal trust assets under administration totaled $163.4 billion at June 30, 2002 compared to $161.1 billion at June 30, 2001 and $166.8 billion at December 31, 2001. Of the total assets under administration, $91.8 billion is managed by Northern Trust, compared to $94.7 billion one year ago. Net new recurring PFS trust business transitioned during the first six months totaled approximately $22 million in annualized fees.

         Trust fees from Corporate & Institutional Services (C&IS) in the quarter decreased 3% to $158.7 million compared to $163.0 million in the year-ago quarter. The decline resulted from lower securities lending fees, which totaled $33.4 million compared to $42.7 million in last year's second quarter. In the prior year, securities lending spreads benefited from three decreases in the federal funds rate during the quarter. Driven primarily by growth in institutional money market funds, fees from asset management increased 4% and totaled $46.4 million compared to $44.7 million in the year-ago quarter. Custody fees increased 1% to $51.1 million. Northern Trust Retirement Consulting, L.L.C. recorded fees of $17.2 million compared to $15.1 million in last year's second quarter.

         C&IS trust assets under administration totaled $1.50 trillion at June 30, 2002, compared to $1.52 trillion at both June 30, 2001 and December 31, 2001. Of the C&IS trust assets under administration, $235.6 billion is managed by Northern Trust, down from $246.8 billion at June 30, 2001, but essentially unchanged from $236.1 billion at year-end. Trust assets under administration include $496.4 billion of global custody assets, up 13% from a year ago, reflecting strong new business in this area. Net new recurring C&IS trust business transitioned during the first six months totaled approximately $26 million in annualized fees.

                                     -more-

         Foreign exchange trading profits were $36.9 million for the quarter, compared to $40.5 million in the second quarter of last year and $24.3 million in the first quarter of 2002. The improvement from the first quarter reflects higher client trading volumes and greater market volatility in the U.S. dollar against other major currencies.

         Treasury management revenues, which include both fees and the computed value of compensating deposit balances, were $29.3 million, up 2% from last year's second quarter, due to new business and higher transaction volumes from existing clients. The fee portion of these revenues in the quarter was $23.5 million, up 14% from $20.6 million in the comparable quarter last year, partly as a result of more clients electing to pay for services in fees rather than in compensating deposit balances. Revenues from security commissions and trading income were $9.7 million, up 13% from the prior year. Other operating income was $17.6 million for the second quarter compared to $27.0 million in the same period last year, which included a $9.2 million nonrecurring gain. After adjusting for this one-time gain, other operating income was essentially unchanged from last year.

         Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $163.2 million, up 2% from $160.7 million reported in the prior year quarter. Total average earning assets of $33.0 billion were essentially unchanged from last year's second quarter. The net interest margin improved to 1.99% from 1.96% in the prior year quarter and 1.92% in the first quarter of 2002. Loan volume averaged $17.6 billion in the quarter, down 2% from the prior year.

         The provision for credit losses was $5.0 million in the quarter compared to $11.5 million for the same quarter last year and $5.0 million in the first quarter of 2002. The prior year quarter included $6.5 million related to the sale of $44.5 million in nonperforming loans. Net charge-offs in the quarter also totaled $5.0 million. Nonperforming assets totaled $110.6 million at June 30, 2002, down from $118.7 million at March 31, 2002 and up from $109.4 million at June 30, 2001. The $160.3 million reserve for credit losses at June 30, 2002 represented a reserve to loan ratio

                                     -more-
of .88%, unchanged from a year ago. Nonaccrual loans of $109.7 million at quarter-end represented .60% of total loans and were covered 1.46 times by the reserve.

         Noninterest expenses totaled $355.9 million for the quarter, up 1% from $351.8 million in the year-ago quarter. Expenses continue to be closely monitored through various initiatives implemented by management to control certain expense categories, including controlling staff levels and limiting staff-related and other discretionary costs.

         Compensation and employee benefits represented 56% of total operating expenses and totaled $200.9 million, down 3% from a year ago as lower performance-based pay and the transfer of staff to the lockbox joint venture more than offset salary increases and higher benefit costs. The cost of lockbox operations is now included in other operating expenses as a direct payment to the joint venture for services. Staff on a full-time equivalent basis at June 30, 2002 totaled 9,384, a decline of 69 positions since year-end and an increase of 1% from a year ago, after adjusting for the impact of the lockbox joint venture.

         Other expense categories reflect increased costs associated with processing errors incurred in servicing and managing financial assets and performing banking activities, technology investments, office expansion, and payments made to the lockbox joint venture. These increases were partially offset by initiatives to manage costs that resulted in decreases in various expenses, including travel, hiring and other discretionary costs. The adoption of new accounting requirements in 2002 to eliminate goodwill amortization costs also reduced expenses by $2.6 million or $2.1 million after-tax.

                                  BALANCE SHEET

         Balance sheet assets averaged $37.1 billion for the quarter, up 2% from last year's second quarter average of $36.3 billion. Money market assets averaged $8.7 billion, up from $4.5 billion last year while the securities portfolio averaged $6.6 billion, down from $10.3 billion last year. Loans and leases averaged $17.6 billion for the quarter, down 2% from the prior year.

                                     -more-

Residential mortgages increased $641 million, or 9%, to average $7.6 billion for the quarter and represented 43% of the total loan portfolio. Commercial and industrial loans averaged $4.3 billion, down $780 million or 15% from a year ago, while the remainder of the loan portfolio had a net decline of $215 million on average.

         Common stockholders' equity averaged a record $2.7 billion, up 10% from last year's second quarter. The increase primarily reflects the retention of earnings, offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 773,031 shares at a cost of $40.7 million. An additional 3.0 million shares may be purchased after June 30, 2002 under the current share buyback program.

                        SIX-MONTH PERFORMANCE HIGHLIGHTS

         Net income per common share of $1.12 was unchanged from the same period of 2001. Net income was $254.4 million compared to $258.5 million earned last year and resulted in a return on average common equity of 18.99%.

         Total revenues decreased 1% from 2001 levels. Trust fees totaled $629.0 million, up 1% from $622.9 million last year. Foreign exchange trading profits totaled $61.2 million, 19% below the $75.4 million in the prior year. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 2% to $59.0 million. Net interest income, stated on a fully taxable equivalent basis, totaled $324.1 million compared to $322.7 million reported last year.

         The $10.0 million provision for credit losses was $6.5 million lower than the $16.5 million required in 2001. Net charge-offs totaled $11.3 million and represented .13% of average loans compared to $19.7 million or .22% of average loans in 2001. Noninterest expenses were up 1% and totaled $698.7 million compared to $693.4 million a year ago.

                                     -more-

                           FORWARD-LOOKING STATEMENTS

         This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, changes in securities market prices, credit quality, planned capital expenditures and technology spending, and the effect of any extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 2001 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks, including material systems interruptions or errors, and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

               WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

         Northern Trust's second quarter earnings conference call will be webcast live on Monday, July 15, 2002. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CDT and is accessible on Northern Trust's web site at:

         http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcast of the live call will be available on Northern Trust's web site beginning at approximately 1:00 p.m. CDT on July 15, 2002 until 6:00 p.m. on July 22, 2002. Participants will need Windows Mediatm software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                       ///

                           NORTHERN TRUST CORPORATION                     Page 1
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)                                 SECOND QUARTER
--------------------------------------                -----------------------------------------------
                                                          2002              2001         % Change (*)
                                                      -----------------------------------------------
                                                      ----------
Noninterest Income
     Trust Fees                                        $  312.6          $  317.7              (2)%
     Foreign Exchange Trading Profits                      36.9              40.5              (9)
     Treasury Management Fees                              23.5              20.6              14
     Security Commissions & Trading Income                  9.7               8.5              13
     Other Operating Income                                17.6              27.0             (35)
     Investment Security Transactions                        .1                 -             N/M
                                                       --------          --------          ------
Total Noninterest Income                                  400.4             414.3              (3)

Interest Income (Taxable Equivalent)                      323.0             464.0             (30)
Interest Expense                                          159.8             303.3             (47)
                                                       --------          --------          ------
Net Interest Income (Taxable Equivalent)                  163.2             160.7               2

Total Revenue (Taxable Equivalent)                        563.6             575.0              (2)

Noninterest Expenses

     Compensation                                         167.4             175.5              (5)
     Employee Benefits                                     33.5              31.5               6
     Occupancy Expense                                     26.0              25.3               3
     Equipment Expense                                     22.8              21.6               6
     Other Operating Expenses                             106.2              97.9               8
                                                       --------          --------          ------
Total Noninterest Expenses                                355.9             351.8               1

Provision for Credit Losses                                 5.0              11.5             (57)
Taxable Equivalent Adjustment                              11.9              14.3             (16)
                                                       --------          --------          ------
Income before Income Taxes                                190.8             197.4              (3)
Provision for Income Taxes                                 64.0              66.1              (3)
                                                       --------          --------          ------

NET INCOME                                             $  126.8          $  131.3              (3)%
                                                       ========          ========          ======

Net Income Per Common Share

     Basic                                             $   0.57          $   0.59              (3)%
     Diluted                                               0.56              0.57              (2)

Return on Average Common Equity                           18.57 %           21.10 %
Average Common Equity                                  $2,727.3          $2,474.9              10 %
Return on Average Assets                                   1.37 %            1.45 %

Common Dividend Declared per Share                     $   0.17          $  0.155              10 %
Preferred Dividends (millions)                              0.6               1.1             (50)

Average Common Shares Outstanding (000s)
     Basic                                              220,864           221,701
     Diluted                                            226,552           229,484
Common Shares Outstanding (EOP)                         221,667           222,610
                                                      ----------

(*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

                           NORTHERN TRUST CORPORATION                     Page 2
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)                                   SIX MONTHS
-------------------------------------                ----------------------------------------------------
                                                         2002              2001            % Change (*)
                                                     ----------------------------------------------------
                                                     ----------
Noninterest Income
     Trust Fees                                       $  629.0          $  622.9                  1 %
     Foreign Exchange Trading Profits                     61.2              75.4                (19)
     Treasury Management Fees                             46.9              40.7                 15
     Security Commissions & Trading Income                19.6              18.1                  8
     Other Operating Income                               35.3              46.7                (25)
     Investment Security Transactions                       .1                 -                N/M
                                                      --------          --------             ------
Total Noninterest Income                                 792.1             803.8                 (1)

Interest Income (Taxable Equivalent)                     649.7             971.3                (33)
Interest Expense                                         325.6             648.6                (50)
                                                      --------          --------             ------
Net Interest Income (Taxable Equivalent)                 324.1             322.7                N/M

Total Revenue (Taxable Equivalent)                     1,116.2           1,126.5                 (1)

Noninterest Expenses
     Compensation                                        329.8             345.9                 (5)
     Employee Benefits                                    69.3              65.3                  6
     Occupancy Expense                                    52.0              50.0                  4
     Equipment Expense                                    45.4              42.8                  6
     Other Operating Expenses                            202.2             189.4                  7
                                                      --------          --------             ------
Total Noninterest Expenses                               698.7             693.4                  1

Provision for Credit Losses                               10.0              16.5                (39)
Taxable Equivalent Adjustment                             23.6              28.2                (16)
                                                      --------          --------             ------
Income before Income Taxes                               383.9             388.4                 (1)
Provision for Income Taxes                               129.5             129.9                N/M
                                                      --------          --------             ------

NET INCOME                                            $  254.4          $  258.5                 (2)%
                                                      ========          ========             ======

Net Income Per Common Share

     Basic                                            $   1.15          $   1.16                 (1)%
     Diluted                                              1.12              1.12                  0

Return on Average Common Equity                          18.99 %           21.31 %
Average Common Equity                                 $2,690.5          $2,423.2                 11 %
Return on Average Assets                                  1.37 %            1.45 %

Common Dividends Declared per Share                   $   0.34          $   0.31                 10 %
Preferred Dividends (millions)                             1.1               2.5                (57)

Average Common Shares Outstanding (000s)
     Basic                                             220,859           221,635
     Diluted                                           226,960           229,652
Common Shares Outstanding (EOP)                        221,667           222,610
                                                     ----------

                           NORTHERN TRUST CORPORATION                     Page 3
                (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

                                                                          JUNE 30
                                                    ------------------------------------------------------
                                                        2002                2001            % Change (*)
                                                    ------------------------------------------------------
Assets
------
                                                    -----------
   Money Market Assets                                $7,732.6            $3,977.4                 94 %
   Securities
       U.S. Government                                   159.6               175.5                 (9)
       Federal Agency and Other                        5,695.6             8,843.8                (36)
       Municipal                                         637.5               488.3                 31
       Trading Account                                    13.2                11.2                 18
                                                     ---------           ---------             ------
   Total Securities                                    6,505.9             9,518.8                (32)
   Loans and Leases                                   18,273.8            18,194.9                N/M
                                                     ---------           ---------             ------
   Total Earning Assets                               32,512.3            31,691.1                  3
   Reserve for Credit Losses                            (160.3)             (159.7)               N/M
   Cash and Due from Banks                             2,369.9             2,224.3                  7
   Trust Security Settlement Receivables                 771.6               544.9                 42
   Buildings and Equipment                               497.3               480.4                  4
   Other Nonearning Assets                             1,803.6             1,402.8                 29
                                                     ---------           ---------             ------
  Total Assets                                       $37,794.4           $36,183.8                  4 %
                                                     =========           =========             ======

Liabilities and Stockholders' Equity
------------------------------------

   Interest-Bearing Deposits

       Savings                                        $8,005.2            $7,660.1                  5 %
       Other Time                                        343.2             1,429.6                (76)
       Foreign Office Time                             8,902.7             8,030.4                 11
                                                     ---------           ---------             ------
   Total Interest-Bearing Deposits                    17,251.1            17,120.1                  1
   Borrowed Funds                                      8,806.5             7,749.6                 14
   Senior Notes and Long-Term Debt                     1,484.1             1,534.9                 (3)
                                                     ---------           ---------             ------
   Total Interest-Related Funds                       27,541.7            26,404.6                  4
   Demand & Other Noninterest-Bearing Deposits         5,672.4             5,726.1                 (1)
   Other Liabilities                                   1,667.0             1,392.0                 20
                                                     ---------           ---------             ------
   Total Liabilities                                  34,881.1            33,522.7                  4
   Common Equity                                       2,793.3             2,541.1                 10
   Preferred Equity                                      120.0               120.0                  -
                                                     ---------           ---------             ------
  Total Liabilities and Stockholders' Equity         $37,794.4           $36,183.8                  4 %
                                                     =========           =========             ======
                                                    -----------

                           NORTHERN TRUST CORPORATION                     Page 4
                (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

                                                                       SECOND QUARTER
                                                    ------------------------------------------------------
                                                        2002                2001            % Change (*)
                                                    ------------------------------------------------------
Assets
------
                                                    -----------
   Money Market Assets                               $ 8,728.2           $ 4,511.2                 93 %
   Securities
       U.S. Government                                   165.6               207.4                (20)
       Federal Agency and Other                        5,858.7             9,627.3                (39)
       Municipal                                         602.8               487.4                 24
       Trading Account                                     9.2                16.6                (45)
                                                     ---------           ---------             ------
   Total Securities                                    6,636.3            10,338.7                (36)
   Loans and Leases                                   17,607.2            17,961.4                 (2)
                                                     ---------           ---------             ------
   Total Earning Assets                               32,971.7            32,811.3                N/M
   Reserve for Credit Losses                            (160.3)             (163.8)                (2)
   Nonearning Assets                                   4,267.4             3,654.9                 17
                                                     ---------           ---------             ------
  Total Assets                                       $37,078.8           $36,302.4                  2 %
                                                     =========           =========             ======

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                       $ 7,952.4           $ 7,925.0                N/M %
       Other Time                                        385.7             1,519.3                (75)
       Foreign Office Time                             9,361.5             8,306.9                 13
                                                     ---------           ---------             ------
   Total Interest-Bearing Deposits                    17,699.6            17,751.2                N/M
   Borrowed Funds                                      8,636.2             8,335.9                  4
   Senior Notes and Long-Term Debt                     1,484.1             1,547.0                 (4)
                                                     ---------           ---------             ------
   Total Interest-Related Funds                       27,819.9            27,634.1                  1
   Demand & Other Noninterest-Bearing Deposits         5,180.5             4,947.9                  5
   Other Liabilities                                   1,231.1             1,125.5                  9
                                                     ---------           ---------             ------
   Total Liabilities                                  34,231.5            33,707.5                  2
   Common Equity                                       2,727.3             2,474.9                 10
   Preferred Equity                                      120.0               120.0                  -
                                                     ---------           ---------             ------
  Total Liabilities and Stockholders' Equity         $37,078.8           $36,302.4                  2 %
                                                     =========           =========             ======
                                                    -----------

                           NORTHERN TRUST CORPORATION                     Page 5
                (Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA                                            2002                            2001
---------------------
($ In Millions Except Per Share Data)                         Quarters                         Quarters
-------------------------------------                 -----------------------    -------------------------------------
                                                        Second        First        Fourth       Third         Second
                                                      -----------------------    -------------------------------------
Net Income Summary
------------------
                                                      ----------
   Trust Fees                                          $  312.6     $  316.4     $  304.1     $  304.3      $  317.7
   Other Noninterest Income                                87.8         75.3         82.3         85.5          96.6
   Net Interest Income (Taxable Equivalent)               163.2        160.9        163.6        161.6         160.7
                                                       --------     --------     --------     --------      --------
     Total Revenue (Taxable Equivalent)                   563.6        552.6        550.0        551.4         575.0
   Provision for Credit Losses                              5.0          5.0         45.0          5.0          11.5
   Noninterest Expenses                                   355.9        342.8        339.9        343.6         351.8
                                                       --------     --------     --------     --------      --------
     Pretax Income (Taxable Equivalent)                   202.7        204.8        165.1        202.8         211.7
   Taxable Equivalent Adjustment                           11.9         11.7         11.8         12.6          14.3
   Provision for Income Taxes                              64.0         65.5         50.9         63.6          66.1
                                                       --------     --------     --------     --------      --------
     Net Income                                        $  126.8     $  127.6     $  102.4     $  126.6      $  131.3
                                                       ========     ========     ========     ========      ========

Per Common Share
----------------
   Net Income - Basic                                  $   0.57     $   0.58     $   0.46     $   0.57      $   0.59
              - Diluted                                    0.56         0.56         0.45         0.55          0.57
   Dividend Declared                                       0.17         0.17         0.17        0.155         0.155
   Book Value (EOP)                                       12.60        12.23        11.97        11.73         11.42
   Market Value (EOP)                                     44.06        60.11        60.22        52.48         62.50

Ratios
------
   Return on Average Common Equity                        18.57 %      19.42 %      15.45 %      19.63 %       21.10 %
   Return on Average Assets                                1.37         1.37         1.14         1.43          1.45
   Net Interest Margin                                     1.99         1.92         2.04         2.05          1.96
   Productivity Ratio  (*)                                  158 %        161 %        162 %        160 %         163 %
   Risk-based Capital Ratios
       Tier 1                                             10.78 %      10.97 %      10.88 %      10.58 %       10.45 %
       Total (Tier 1 + Tier 2)                            13.87        14.28        14.25        13.92         13.97
       Leverage                                            7.95         7.63         7.93         7.88          7.43

Trust Assets ($ in Billions) - EOP
----------------------------------
   Corporate                                           $1,498.7     $1,542.3     $1,517.8     $1,431.5      $1,516.0
   Personal                                               163.4        173.4        166.8        149.8         161.1
                                                       --------     --------     --------     --------      --------
   Total Trust Assets                                  $1,662.1     $1,715.7     $1,684.6     $1,581.3      $1,677.1
                                                       ========     ========     ========     ========      ========
   Memo: Managed Assets                                $  327.4     $  337.7     $  330.1     $  327.5      $  341.5

Asset Quality ($ in Millions) - EOP

   Nonaccrual Loans                                    $  109.7     $  117.9     $  108.7     $  114.2      $  107.9
   Other Real Estate Owned (OREO)                           0.9          0.8          0.8          1.6           1.5
                                                       --------     --------     --------     --------      --------
     Total Nonperforming Assets                        $  110.6     $  118.7     $  109.5     $  115.8      $  109.4
                                                       ========     ========     ========     ========      ========
     Nonperforming Assets / Loans & OREO                   0.61 %       0.67 %       0.61 %       0.62 %        0.60 %

   Gross Charge-offs                                   $    5.4     $    6.5     $   41.7     $    6.7      $   19.9
   Gross Recoveries                                         0.4          0.2          0.2          0.1           0.2
                                                       --------     --------     --------     --------      --------
     Net Charge-offs                                       $5.0     $    6.3     $   41.5         $6.6      $   19.7
                                                       ========     ========     ========     ========      ========
   Net Charge-offs (Annualized) to Average Loans           0.11 %       0.14 %       0.93 %       0.15 %        0.44 %
   Reserve for Credit Losses                           $  160.3     $  160.3     $  161.6     $  158.1      $  159.7
   Reserve to Nonaccrual and Restructured Loans             146 %        136 %        149 %        138 %         148 %
                                                      ----------

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.